McGladrey & Pullen
Certified Public Accountants

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement No. 333-122820 of American Care Source Holdings, Inc. on Amendment No. 5 to Form SB-2, of our report, dated February 18, 2005 on American Care Source Holdings, Inc., which is part of this Registration Statement.

We also consent to the reference to our Firm under the Captions "Experts" in such Registration Statement.

McGladrey & Pullen, LLP

Des Moines, Iowa
August 10, 2005


McGladrey & Pullen, LLP is an independent member firm of RSM International, an affiliation of separate and independent legal entities.